CONSENT OF INDEPENDENT AUDITORS




 We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated December 9, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A 33-41078 and 811-6325) of Dreyfus Midcap Index Fund.








                                ERNST & YOUNG LLP


 New York, New York
 February 20, 2003